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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of NTL Incorporated and NTL Communications Corp. on Form S-3/S-2 of our report dated February 27, 1998 (March 16, 1998 as to Note 3), appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and for the year then ended of Birmingham Cable Corporation Limited and subsidiaries.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche

Birmingham, England
June 21, 1999